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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT, entered into as of this 12th day of July, 2000 is made by and between CELL PATHWAYS, INC., a Delaware corporation (hereinafter the "Company"), and Robert E. Bellet, M.D. (hereinafter "Executive").

                                    RECITALS

            WHEREAS, the Company wishes to retain the services of the Executive; and

            WHEREAS, Executive desires to enter the employ of the Company; and

            WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions of Executive's continued employment with the Company.

            NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:

                                    ARTICLE 1
                                TERM OF AGREEMENT

            1.1 TERM OF AGREEMENT. This Agreement shall be effective and Executive shall commence his employment as of July 12, 2000.

                                    ARTICLE 2
                                EMPLOYMENT DUTIES

            2.1 TITLE/RESPONSIBILITIES. Executive hereby accepts the position of Senior VP, Clinical & Regulatory Affairs. Executive shall report to Chief Scientific Officer of the Company or as otherwise directed by the Chief Executive Officer.

            2.2 FULL-TIME ATTENTION. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Chief Executive Officer may reasonably request.

            2.3 OTHER ACTIVITIES. Except upon the prior consent of the Chief Executive Officer, Executive shall not during the period of employment with the Company or for six months thereafter engage, directly or indirectly, in any other activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of, the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (an "Affiliated Company") provided that Executive may own less than two percent (2%) of the outstanding securities of any such publicly traded competing corporation. Based upon the Company's current and anticipated programs, competition with the Company shall be understood to be managing, advising on or engaging in the research, discovery, pharmaceutical development, clinical development, manufacture, application, delivery or commercialization of compounds designed to inhibit or induce a cyclic GMP-phosphodiesterase for the purposes of the inhibition or induction of apoptosis and to be utilized for the treatment or
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prevention of precancerous or cancerous conditions. The restrictions set forth in this Section shall be in addition to those under Section 5 hereof.

                                    ARTICLE 3
                                  COMPENSATION

            3.1 BASE SALARY. Executive shall receive a Base Salary at an annual rate of $190,000.00, payable in accordance with the Company's normal payroll practices. The Company may increase Executive's Base Salary at any time.

            3.2 ANNUAL INCENTIVE BONUS. In addition to Base Salary, Executive shall be entitled to an annual bonus payment of up to 30% of Base Salary based upon achievement by the Company of goals established annually. The Company in its sole discretion shall determine whether such goals have been achieved. The Company may increase the maximum amount which may be paid to Executive as an annual bonus payment from time to time.

            3.3 PERFORMANCE STOCK OPTION PROGRAM. Executive shall be entitled to participate in the Company's 1997 Equity Incentive Plan to the extent determined by the compensation committee of the Board of Directors. Upon commencing employment, Executive shall receive an option to purchase 75,000 shares of the common stock of the Company under the terms and conditions of the customary form of stock option agreement used under the Plan.

            3.4 WITHHOLDINGS. All compensation and benefits payable to Executive hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.


                                    ARTICLE 4
                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

            4.1 VACATION. Executive shall be entitled to the greater of four weeks of annual paid vacation or the amount of annual paid vacation to which Executive may become entitled under the terms of the Company's vacation policy for employees during the term of this Agreement.

            4.2 BENEFITS. During the term of this Agreement, the Company shall provide Executive with participation in the same benefit programs which it provides to its other employees, including but not limited to medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits as such plans and benefits may be adopted by the Company from time to time. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

            4.3 BUSINESS EXPENSE REIMBURSEMENT. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services hereunder. Executive agrees to furnish the Company reasonably adequate records and other


                                       2.
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documentary evidence of such expenses for which Executive seeks reimbursement.
Such expenses shall be accounted for under the policies and procedures established by the Company.


                                    ARTICLE 5
                                 CONFIDENTIALITY

            5.1 PROPRIETARY INFORMATION. Executive represents and warrants that he has previously executed and delivered to the Company the Company's Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

            5.2 RETURN OF PROPERTY. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees to return all such apparatus, equipment and other physical property and not to make or retain copies, reproductions or summaries of any non-public documents or records, except as otherwise necessary while acting in the course of normal business activities.


                                    ARTICLE 6
                            TERMINATION OF EMPLOYMENT


            6.1 DEATH. Executive's employment shall automatically terminate upon Executive's death. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean any accrued Base Salary, any bonus compensation to the extent actually awarded by the Board but not yet paid, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination. No other compensation or reimbursement of any kind, including but not limited to severance compensation, shall be paid to Executive's beneficiaries or estate.

            6.2 DISABILITY. If Executive is prevented from satisfactorily performing his duties hereunder by reason of any physical or mental incapacity for a period of more than one hundred eighty (180) consecutive days, or two hundred forty (240) days out of three hundred sixty-five (365) days, then, to the extent permitted by law, the Company may terminate his employment on account of such incapacity. In such event, the Company shall, to the extent not previously paid, pay to Executive all Accrued Compensation, which, for the purposes of this Subsection 6.2, shall include Base Salary to the earlier of the date of termination or the date of coverage under any applicable Company paid disability insurance. No other compensation or severance payment shall be due Executive, and no other liability shall be owed by the Company, in respect of such termination. Nothing in this Section 6.2 shall affect Executive's rights under any disability policy or plan in which he is a participant.


                                       3.
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            6.3 TERMINATION FOR CAUSE. The Company may terminate Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, shall be paid to Executive. The Company's obligations under this Section 6.3 shall terminate upon complete payment of Accrued Compensation. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board or the Chief Executive Officer; (c) Executive willfully and habitually neglects his duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude which causes material detriment to the Company, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have thirty (30) days to cure such event.

            6.4 TERMINATION WITHOUT CAUSE. At any time, the Company may terminate Executive's employment, without liability, for any reason not specified in Sections 6.1 through 6.3. If the Company elects to terminate Executive pursuant to this Section 6.4, then (a) the Company shall pay Executive Base Salary in installments for a period of six (6) months and (b) the Company shall pay Executive's COBRA premiums for health care continuation coverage for a period of eighteen (18) months or the time for which Executive is entitled to COBRA continuation coverage by law, whichever is shorter. In consideration of such severance compensation, Executive shall not solicit, or attempt to hire on behalf of himself or any other party, any employee or exclusive consultant of the Company for a period of twelve (12) months following the date of termination of Executive's employment, and as provided in Section 2.3 hereof shall not compete with the Company for a period of six months. If the Company terminates this Agreement or Executive's employment other than pursuant to Section 6.1, 6.2 or 6.3, then this Section 6.4 shall apply. The Company's obligations hereunder shall terminate upon complete payment or completion of those items set forth in this Section 6.4.

            6.5 TERMINATION BY EXECUTIVE. At any time, Executive may terminate his employment by giving thirty (30) days advance written notice to the Company. The Company shall pay Executive all Accrued Compensation, but shall not pay any other compensation or reimbursement of any kind, including without limitation, severance compensation. The Company's obligations under this Section 6.5 shall terminate upon the payment of Accrued Compensation.

            6.6 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits after the date of the termination without cause.

                                    ARTICLE 7
                               GENERAL PROVISIONS


                                       4.
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            7.1 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement and the rights of the parties hereunder shall be interpreted and enforced under Pennsylvania law without reference to principles of conflicts of laws. The parties expressly agree that as the Company's headquarters and principal place of business are located in Pennsylvania, it is appropriate that Pennsylvania law govern this Agreement.

            7.2 ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT.

              7.2.1 Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

              7.2.2 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

              7.2.3 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designatee or, if there be no such designatee, to his estate.

         7.3 NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below. Either party may furnish to the other party in writing a different address; however, such notice of change of address shall be effective only upon receipt.

            To the Company:                     Cell Pathways, Inc.
                                                702 Electronic Drive
                                                Horsham, PA 19044
                                                Attn:  Susan Little

            To Executive:                       Robert E. Bellet
                                                164 Black Cherry Circle
                                                Elkins Park, PA 19027

         7.4 MODIFICATION; WAIVER; ENTIRE AGREEMENT. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any


                                       5.
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condition or provision or this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         7.5 VALIDITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         7.6 CONTROLLING DOCUMENT. In case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, or any other documents or agreements affecting the terms and conditions of Executive's employment, the terms and conditions of this Agreement shall control, and such other documents shall be deemed to be amended hereby.

         7.7 EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has freely entered into it based on his judgment.

         7.8 REMEDIES.

              7.8.1 INJUNCTIVE RELIEF. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of the provisions of Article 2, Article 5 and Exhibit A, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

              7.8.2 NON-EXCLUSIVITY. Both parties agree that the remedies specified in Section 7.8.1 above are not exclusive of any other remedy for the breach by Executive or the terms hereof.

         7.9 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

         7.10 CONSTRUCTION. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.


                                       6.
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         7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.



            Executed by the parties as of the day and year first above written.


                                              CELL PATHWAYS, INC.


                                              ----------------------------------
                                              Robert Towarnicki
                                              President & CEO


                                              EXECUTIVE:

                                              ----------------------------------
                                              Robert E. Bellet, MD



                                       7.